Exhibit 99.1

Financial Contact:	James S. Gulmi (615) 367-8325
Media Contact:	Claire S. McCall (615) 367-8283
GENESCO CHAIRMAN AND CEO HAL PENNINGTON RESPONDS TO
UBS COUNTERCLAIM
NASHVILLE, Tenn., Nov. 16, 2007 — Hal N. Pennington, Chairman and Chief Executive Officer of Genesco Inc. (NYSE: GCO), responded today to the filing of a counterclaim by UBS against Genesco. “For 46 years, I have been privileged to work with a wonderful group of people, in a business that I love, for the benefit of our shareholders. Today, my management team and I have been accused of defrauding UBS. On behalf of our company, our management team and our employees, I categorically deny those claims.”
     Mr. Pennington continued, “It is sad when a major international financial institution resorts to this sort of mudslinging in an attempt to get out of its contractual obligations and survive the meltdown in the credit markets. To our customers, our suppliers, our shareholders and, most importantly, our employees, I assure you of my commitment to continue to operate Genesco with the same high standards of integrity that have made me proud to be a part of this company throughout my career. We will also continue to act in the best interest of our shareholders, including enforcing our rights under our Merger Agreement with The Finish Line.”
     UBS’s Answer and Counterclaim are available on Genesco’s internet website, http://www.genesco.com.
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,050 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.undergroundstation.com, www.johnstonmurphy.com, www.lids.com, www.hatworld.com, and www.lidscyo.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website http://www.genesco.com.
Cautionary Note Regarding Forward-Looking Statements:
     Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the outcome of the litigation referred to in this release; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (3) the outcome of any legal proceedings that have been or may be instituted against Genesco and others following announcement of the proposal or the merger agreement; (4) the failure by The Finish Line, Inc. to obtain the necessary debt financing arrangements set forth in commitment letters they received in connection with the merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (6) the amount of the costs, fees, expenses and charges related to the merger. Our business is also subject to a number of risks generally such as: (1) changing consumer preferences; (2) the companies’ inability to successfully market their footwear, apparel, accessories and other merchandise; (3) price, product and other competition from other retailers (including internet and direct manufacturer sales); (4) the unavailability of products; (5) the inability to locate and obtain favorable lease terms for the companies’ stores; (6) the loss of key employees; (7) general economic conditions and adverse factors impacting the retail footwear industry; (8) management of growth; and (9) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere, in our SEC filings, copies of which may be obtained by contacting the investor relations department of Genesco via our website www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond

Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.